EXHIBIT 3.160
STATE OF SOUTH CAROLINA
SECRETARY OF STATE
ARTICLES OF ORGANIZATION
LIMITED LIABILITY COMPANY
TYPE OR PRINT CLEARLY IN BLACK INK
The undersigned delivers the following articles of organization to form a South Carolina limited liability company pursuant to Sections 33-44-202 and 33-44-203 of the 1976 South Carolina Code of Laws, as amended.
1.	The name of the limited liability company which complies with Section 33-44-105 of the South Carolina Code of 1976, as amended is Three Rivers Healthcare Group, LLC

2.	The address of the initial designated office of the Limited Liability Company in South Carolina is

2900 Sunset Boulevard

Street Address

West Columbia, South Carolina	29169

City	Zip Code
3.	The initial agent for service of process of the Limited Liability Company is

Robert Anderson Hanner	/s/ Robert Anderson Hanner

Name	Signature

and the street address in South Carolina for this initial agent for service of process is

2900 Sunset Boulevard

	Street Address

West Columbia, South Carolina		29169

City		Zip Code
4.	The name and address of each organizer is

(a)	Robert Anderson Hanner

Name

	2900 Sunset Boulevard	West Columbia

	Street Address	City

	South Carolina	29169

	State	Zip Code
(b)

Name

	Street Address	City

	State	Zip Code

(Add additional lines if necessary)

5.	☐	Check this box only if the company is to be a term company. If so, provide the term specified:
not a term company

Three Rivers Healthcare Group, LLC

Name of Limited Liability Company

6.	☑	Check this box only if management of the limited liability company is vested in a manager or managers. If this company is to be managed by managers, specify the name and address of each initial manager:

(a)	Arthur Lee Green, III

Name

	1900 South Blvd., Suite 302		Charlotte

	Street Address		City

	North Carolina		28203

	State		Zip Code

(b)	Robert Anderson Hanner

Name

	2900 Sunset Boulevard	West Columbia

	Street Address		City

	South Carolina	29169

	State		Zip Code

(c)

Name

	Street Address		City

	State		Zip Code

(d)

Name

	Street Address		City

	State		Zip Code

(Add additional lines if necessary)

7.	☑	Check this box only if one or more of the members of the company are to be liable for its debts and obligations under section 33-44-303(c). If one or more members are so liable, specify which members, and for which debts, obligations or liabilities such members are liable in their capacity as members.
no liability

Three Rivers Healthcare Group, LLC

Name of Limited Liability Company
8.	Unless a delayed effective date is specified, these articles will be effective when endorsed for filing by the Secretary of State. Specify any delayed effective date and time:

(none)

9.	Set forth any other provisions not inconsistent with law which the organizers determine to include, including any provisions that are required or are permitted to be set forth in the limited liability company operating agreement.

10.	Signature of each organizer

/s/ R. A. Hanner

	Date	2/21/05

(Add Additional lines if necessary)